UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

Baker Hughes Company

(Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100
Houston, Texas	77079-1121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040 of Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.	BKR40	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 28, 2025, Lynn L. Elsenhans informed Baker Hughes Company (the “Company”) that she will not stand for re-election at the Company’s upcoming 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). Ms. Elsenhans has served as a member of the Board of Directors of the Company (the “Board”) since 2019 and previously served as a member of the Board of Directors of the Company’s predecessor entities Baker Hughes Incorporated and Baker Hughes GE from 2012-2017 and 2017-2019, respectively. Ms. Elsenhans currently serves as the chair of the Governance & Corporate Responsibility Committee and a member of the Human Capital and Compensation Committee. Ms. Elsenhans will continue to serve in her committee roles until May 1, 2025 and as a director until the 2025 Annual Meeting. Ms. Elsenhans’ decision not to stand for re-election at the 2025 Annual Meeting is not the result of any disagreement with the Company. The Board sincerely thanks Ms. Elsenhans for her significant contributions to the Company and wishes her every success in her future endeavors.

On March 28, 2025, the Board elected Ilham Kadri to serve as a director of the Company with a term beginning on May 1, 2025. Effective May 1, 2025, the size of the Board will be expanded from ten to eleven members.

Ilham Kadri, age 56, has served as Chief Executive Officer of Syensqo S.A. since December 2023, when the Solvay Group separated into two distinct companies: Solvay S.A. and Syensqo S.A. Prior to this separation, Dr. Kadri was Chief Executive Officer of Solvay S.A. from 2019 to December 2023. Prior to Solvay S.A., she was Chief Executive Officer and President of Diversey, Inc., having led the company’s spin off and divestiture to Bain Capital. Dr. Kadri has extensive leadership experience across a variety of industries on four continents and with leading industrial multinationals, including Shell plc, UCB, Huntsman Corporation, Dow Chemical Company and Sealed Air Corporation. Dr. Kadri has served as a director of A.O. Smith Corporation since 2016 and L’Oréal S.A. since 2021.

The Board has determined that Dr. Kadri is independent under the corporate governance requirements of Nasdaq, the Company’s Corporate Governance Principles, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10C-1 of the Exchange Act. The Board has also determined that Dr. Kadri qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act. Dr. Kadri will serve on the Audit and Human Capital and Compensation Committees of the Board.

Dr. Kadri’s compensation will be consistent with that of other non-employee directors as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2025.

There are no arrangements or understandings between Dr. Kadri and any other person pursuant to which Dr. Kadri was selected as a director and there are no related party transactions between the Company and Dr. Kadri that would require disclosure under Item 404(a) of Regulation S-K. In connection with her appointment, Dr. Kadri will enter into a standard indemnification agreement with the Company in the form previously approved by the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

March 31, 2025	By:	/s/ Fernando Contreras
Fernando Contreras Vice President, Chief Compliance Officer and Corporate Secretary